                        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                        JOHNSTOWN AMERICA INDUSTRIES, INC. AND SUBSIDIARIES

                                          (UNAUDITED)
                                    (DOLLARS IN THOUSANDS)

                                                                                                                SIX MONTHS
                                                                       YEAR ENDED DECEMBER 31,                 ENDED JUNE 30,
                                                          -----------------------------------------------    -----------------
                                                            1992      1993      1994      1995      1996      1996       1997
                                                          -------    -------   -------   -------   -------   -------    ------
INCOME (LOSS) BEFORE INCOME TAXES
  AND EXTRAORDINARY ITEMS                                   ($984)   $9,464    $9,389    $10,322   ($5,447)   (1,757)    (1,662)

ADD FIXED CHARGES:

   Interest expense on borrowings and amortization
    of deferred financing costs                             5,360     2,968       266     14,950    36,460    17,994     17,563
   Interest portion of rent expense                           --        --        --         667     1,233       617        672
                                                            -----    ------    -------   -------   -------   -------   --------
        Total fixed charges                                 5,360     2,968       266     15,617    37,693    18,611     18,235
                                                            -----    ------    -------   -------   -------   -------   --------
ADJUSTED EARNINGS                                          $4,376   $12,432    $9,655    $25,939   $32,246   $16,854    $16,573
                                                            -----    ------    -------   -------   -------   -------   --------
                                                            -----    ------    -------   -------   -------   -------   --------
RATIO OF EARNINGS TO FIXED CHARGES                            -- (a)   4.19 x   36.30 x     1.66 x     -- (a)    -- (a)   --   (a)
                                                            -----    ------    -------   -------   -------   -------   --------
                                                            -----    ------    -------   -------   -------   -------   --------
- -----------------------

(a) Earnings were insufficient to cover fixed charges for the years ended December 31, 1992 and 1996 and for the six months ended June 30, 1996 and 1997 by $1.0 million, $5.5 million, $1.8 million and $1.7 million, respectively.